Exhibit 99.1

Information regarding joint filer

Name:                                                                       Loews Corporation

Address:                                                                  667 Madison Avenue
  New York, NY 10021

Designated Filer:                                                                       Boardwalk Pipelines Holding Corp.

Issuer & Ticker Symbol:                                                         Boardwalk Pipeline Partners, LP (BWP)

Date of Event Requiring Statement:                                       3/3/2010

Signature of joint filer

Loews Corporation

By:  /s/ Gary W. Garson
Gary W. Garson
Senior Vice President